Exhibit 99.3

          U.S. Industries Announces Allocation of SiTeco Sale Proceeds
         -------------------------------------------------------------

WEST PALM BEACH, FL. October 24, 2002 -- U. S. Industries, Inc. (NYSE-USI) announced today that it will allocate $20.2 million of proceeds from the sale of SiTeco Holding GmbH, its European lighting division, to a collateral account securing its 7-1/8% Senior Notes due 2003 (the "2003 Notes") and $10.1 million of such proceeds to a collateral account securing its 7-1/4% Senior Notes due 2006 (the "2006 Notes").

The aggregate cash consideration available to holders of 2003 Notes in USI's Exchange Offer for the 2003 Notes originally commenced on September 9, 2002 will be $109.6 million, of which $89.3 million was previously on deposit in the collateral account. The cash available to pay for the 2006 Notes in USI's tender offer commenced on October 24, 2002 will be $54.8 million, of which $44.7 million was previously on deposit in the collateral account.

The aggregate cash consideration actually paid to holders of 2003 Notes or the 2006 Notes will depend on the aggregate principal amount of 2003 Notes and 2006 Notes validly tendered and accepted by U.S. Industries in the applicable offer as more fully described in the applicable offering documents.

Based on the formula for consideration more fully described in the Amended and Restated Offering Circular and Consent Solicitation Statement dated September 9, 2002, as amended October 10, 2002, the exchange offer consideration per $1,000 principal amount of 2003 Notes accepted will consist of $438.40 cash consideration and $561.60 note consideration.

Georgeson Shareholder Communications Inc. is serving as USI's Information Agent for the exchange offer and consent solicitation for the 2003 Notes and for the tender offer and consent solicitation for the 2006 Notes. Requests for copies of the offering circular and consent solicitation statement for the 2003 Notes or offer to purchase and consent solicitation statement for the 2006 Notes should be made to Georgeson at 17 State Street, 10th Floor, New York, New York 10004. Banks and brokers may call collect using (212) 440-9800 and all others may call toll free using (866) 807-2995.

The exchange offer for the 2003 Notes is being made in reliance on the exemption afforded by Section 3(a)(9) from the registration requirements of the Securities Act of 1933, as amended. The exchange offer is being made solely pursuant to the amended offering circular and consent solicitation statement dated September 9, 2002, as amended October 10, 2002, and related consent and letter of transmittal. Investors and note holders are strongly advised to read both the offering circular and consent solicitation statement and related consent and letter of transmittal regarding the Exchange Offer because they contain important information.

The tender offer for the 2006 Notes is being made solely pursuant to the offer to purchase and consent solicitation statement dated October 24, 2002 and related consent and letter of transmittal. Investors and note holders are strongly advised to read both the offer to purchase and consent solicitation statement and related consent and letter of transmittal regarding the tender offer because they contain important information.

USI will not pay or give, directly or indirectly, any commission or remuneration to any broker, dealer, salesman, agent or other person for soliciting tenders in the exchange offer or the tender offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes in any state of the United States in which such offer, solicitation or sale would be unlawful.

U.S. Industries owns several major businesses selling branded bath and plumbing products, along with its consumer vacuum cleaner company. The Company's principal brands include Jacuzzi, Zurn, Sundance Spas, Eljer, and Rainbow Vacuum Cleaners.

Disclosure Concerning Forward-Looking Statements

Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as availability of acquisition financing for purchasers of businesses under the Company's disposal plan, consumer spending patterns, availability of consumer and commercial credit, interest rates, currency exchange rates, inflation rates, adverse weather, energy costs and availability, freight costs, the level of residential and commercial construction, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.